Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-253920) Post-Effective Amendment No. 3 to Form F-1 on Form F-3, of our report dated March 31, 2022, relating to the financial statements of Inspira Technologies OXY B.H.N. Ltd. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

October 13, 2022